SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549




                          FORM 8-K




                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)
                        May 27, 1994


                   ILLINOIS POWER COMPANY
   (Exact name of registrant as specified in its charter)


   State of Illinois         1-3004            37-0344645
 (State or jurisdiction   (Commission       (I.R.S. Employer
   of incorporation)      File Number)    Identification No.)



    500 South 27th Street, Decatur, Illinois      62525-1805
    (Address of principal executive offices)      (Zip Code)




     Registrant's telephone number, including area code
                        217-424-6600

      Total number of sequentially numbered pages is 2.
Item 5.   Other Events

      On May 27, 1994, the Registrant filed Articles of Merger with the Illinois Secretary of State consummating the merger agreement approved by the shareholders at a special meeting held February 9, 1994, and subsequently approved by the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission. Approval of the Illinois Commerce
Commission (ICC) was not required; however, the ICC has approved an agreement whereby the Registrant may provide facilities and services to its new parent, Illinova Corporation, and other affiliates. Pursuant to a Securities and Exchange Commission Order dated May 18, 1994, Illinova Corporation is exempt from registration under Section 3(a)(1) of the Public Utility Holding Company Act and from all of its provisions except Section 9(a)(2). Trading in Illinova Common Stock will commence on May 31, 1994, on the New York Stock Exchange with the ticker symbol "ILN" and will also trade on the Chicago Stock Exchange.






                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange

Act  of 1934, the Registrant has duly caused this report  to be  signed  on  its behalf by the undersigned hereunto  duly authorized.



                                  ILLINOIS POWER COMPANY
                                       (Registrant)

      May 27, 1994               By
         (Date)                      Alec G. Dreyer
                                     Controller